Exhibit 99.1

News Release

ADVANSIX ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS

Sales of $453 million, up 6% versus prior year
Earnings Per Share of $1.43; Adjusted Earnings Per Share of $1.55
Cash Flow from Operations of $50 million, up 43% versus prior year
Performance across diversified portfolio supports favorable earnings outlook

Parsippany, N.J., August 2, 2024 - AdvanSix (NYSE: ASIX), a diversified chemistry company, today announced its financial results for the second quarter ending June 30, 2024. Overall, the Company returned to targeted utilization rates across its integrated value chain and delivered strong earnings and cash flow results while continuing to invest for long-term sustainable growth.
Second Quarter 2024 Summary
•Sales up approximately 6% versus prior year driven by an approximately 5% increase in volume and approximately 1% favorable net pricing
•Net Income of $38.9 million, an increase of $6.2 million versus the prior year
•Adjusted EBITDA of $78.1 million, an increase of $12.4 million versus the prior year
•Adjusted EBITDA Margin of 17.2%, up 180 bps versus the prior year
•Cash Flow from Operations of $50.2 million, an increase of $15.2 million versus the prior year
•Capital Expenditures of $33.5 million, an increase of $14.2 million versus the prior year
•Free Cash Flow of $16.7 million, an increase of $1.0 million versus the prior year
•Returned $8 million of cash to shareholders through dividends and repurchases in 2Q24

“Our strong second quarter results, featuring top and bottom line growth as well as year-over-year cash flow improvement, reflect our collective organization's execution and the advantages of our business model and diverse product portfolio,” said Erin Kane, president and CEO of AdvanSix. “We realized a 6% improvement in sales reflecting higher domestic nylon sales volume, a robust domestic application season for ammonium sulfate and continued strength in acetone pricing. Plant output returned to targeted utilization rates across our integrated value chain as expected and we delivered our second highest quarter of granular ammonium sulfate production ever. This performance occurred all while continuing to invest in long-term sustainable growth including our SUSTAIN (Sustainable U.S. Sulfate to Accelerate

Increased Nutrition) program."

Summary second quarter 2024 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	2Q 2024	2Q 2023
Sales	$453,479	$427,940
Net Income	38,927	32,728
Diluted Earnings Per Share	$1.43	$1.16
Adjusted Diluted Earnings Per Share (1)	$1.55	$1.25
Adjusted EBITDA (1)	78,141	65,785
Adjusted EBITDA Margin % (1)	17.2%	15.4%
Cash Flow from Operations	50,200	35,004
Free Cash Flow (1)(2)	16,705	15,713
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $453 million in the quarter increased approximately 6% versus the prior year. Sales volume increased approximately 5% primarily driven by higher sales of nylon and ammonium sulfate due to favorable North American supply and demand conditions. Net pricing was favorable by 1% including continued strength in acetone.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	2Q 2024		2Q 2023
	Sales	% of Total	Sales	% of Total
Nylon	$103,217	23%	$92,953	22%
Caprolactam	81,303	18%	74,682	18%
Ammonium Sulfate	139,674	31%	138,940	32%
Chemical Intermediates	129,285	28%	121,365	28%
Total	$453,479	100%	$427,940	100%

Adjusted EBITDA of $78.1 million in the quarter increased $12.4 million, or 19%, versus the prior year primarily driven by higher sales volume and favorable pricing, net of raw material costs.

Adjusted earnings per share of $1.55 increased $0.30, or 24%, versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $50.2 million in the quarter increased $15.2 million versus the prior year primarily driven by higher net income and the favorable impact of changes in working capital. Capital expenditures of $33.5 million in the quarter increased $14.2 million versus the prior year primarily reflecting planned increased spend on maintenance and enterprise programs.

Outlook
•Anticipate higher ammonium sulfate pricing in 3Q24 year-over-year reflecting robust demand entering fall fill; however, typical North American ammonium sulfate seasonality expected to drive 3Q24 sequential domestic pricing decline
•Expect balanced to tight global acetone supply and demand conditions
•Expect North American nylon industry spreads to modestly improve through 2024 reflecting tighter regional supply and stable end market demand
•Continue to expect Capital Expenditures of $140 million to $150 million in 2024, reflecting increased spend to address critical enterprise risk mitigation and growth projects including our SUSTAIN (Sustainable U.S. Sulfate to Accelerate Increased Nutrition) program
•Continue to expect pre-tax income impact of planned plant turnarounds to be $38 to $43 million in 2024

"We expect the current market backdrop to support our favorable second half outlook including a constructive global acetone supply and demand environment and modestly improving North American nylon industry spreads. While we anticipate typical North American ammonium sulfate seasonality, we are starting the third quarter with a strong fall fill program at higher pricing levels compared to the prior year. Over the long-term, we continue to positively position the enterprise through high-return growth and cost savings programs, an improved portfolio mix, and disciplined capital deployment to fuel future earnings, cash flow performance and robust total shareholder returns,” concluded Kane.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on August 27, 2024 to stockholders of record as of the close of business on August 13, 2024.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s second quarter 2024 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on August 2 until 12 noon ET on August 8 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 4182243.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine, the conflict in Israel and Gaza, and the possible expansion of such conflicts; the effect of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$12,105	$29,768
Accounts and other receivables – net	170,155	165,393
Inventories – net	175,827	211,831
Taxes receivable	179	1,434
Other current assets	20,326	11,378
Total current assets	378,592	419,804

Property, plant and equipment – net	878,491	852,642
Operating lease right-of-use assets	91,876	95,805
Goodwill	56,192	56,192
Intangible assets	44,668	46,193
Other assets	28,131	25,384
Total assets	$1,477,950	$1,496,020

LIABILITIES
Current liabilities:
Accounts payable	$189,326	$259,068
Accrued liabilities	50,223	44,086
Income taxes payable	1,007	8,033
Operating lease liabilities – short-term	31,250	32,053
Deferred income and customer advances	1,148	15,678
Total current liabilities	272,954	358,918

Deferred income taxes	151,803	151,059
Operating lease liabilities – long-term	60,783	63,961
Line of credit – long-term	230,000	170,000
Postretirement benefit obligations	5,919	3,660
Other liabilities	9,894	9,185
Total liabilities	731,353	756,783

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 32,959,588 shares issued and 26,709,407 outstanding at June 30, 2024; 32,598,946 shares issued and 26,750,471 outstanding at December 31, 2023	330	326
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Treasury stock at par (6,250,181 shares at June 30, 2024; 5,848,475 shares at December 31, 2023)	(63)	(58)
Additional paid-in capital	132,786	138,046
Retained earnings	617,723	605,067
Accumulated other comprehensive loss	(4,179)	(4,144)
Total stockholders' equity	746,597	739,237
Total liabilities and stockholders' equity	$1,477,950	$1,496,020

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales	$453,479	$427,940	$790,308	$828,484

Costs, expenses and other:
Costs of goods sold	372,111	360,017	705,975	690,059
Selling, general and administrative expenses	24,431	24,011	48,024	49,126
Interest expense, net	3,514	1,954	6,213	3,221
Other non-operating (income) expense, net	1,351	(1,325)	1,441	(1,433)
Total costs, expenses and other	401,407	384,657	761,653	740,973

Income before taxes	52,072	43,283	28,655	87,511
Income tax expense	13,145	10,555	7,124	19,829
Net income	$38,927	$32,728	$21,531	$67,682

Earnings per common share
Basic	$1.45	$1.19	$0.80	$2.46
Diluted	$1.43	$1.16	$0.79	$2.39

Weighted average common shares outstanding
Basic	26,839,429	27,494,555	26,859,044	27,547,874
Diluted	27,150,347	28,113,402	27,251,326	28,348,266

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$38,927	$32,728	$21,531	$67,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,162	18,113	38,264	35,958
Loss on disposal of assets	172	400	261	568
Deferred income taxes	(357)	4,064	751	3,894
Stock-based compensation	2,193	2,436	4,404	4,449
Amortization of deferred financing fees	154	154	309	309
Operational asset adjustments	1,200	—	1,200	—
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(186)	8,116	(6,004)	22,123
Inventories	15,094	(1,351)	36,004	(10,484)
Taxes receivable	(171)	(419)	1,255	8,329
Accounts payable	(8,686)	8,611	(61,681)	(45,878)
Income taxes payable	72	(2,439)	(7,026)	(1,338)
Accrued liabilities	3,999	2,664	6,149	(5,744)
Deferred income and customer advances	(10,138)	(23,339)	(14,530)	(32,097)
Other assets and liabilities	(11,235)	(14,734)	(6,889)	(11,192)
Net cash provided by operating activities	50,200	35,004	13,998	36,579

Cash flows from investing activities:
Expenditures for property, plant and equipment	(33,495)	(19,291)	(68,883)	(43,894)
Other investing activities	(2,317)	(1,031)	(3,736)	(2,034)
Net cash used for investing activities	(35,812)	(20,322)	(72,619)	(45,928)

Cash flows from financing activities:
Borrowings from line of credit	73,000	152,500	257,500	230,500
Payments of line of credit	(88,000)	(139,500)	(197,500)	(205,500)
Principal payments of finance leases	(263)	(225)	(502)	(456)
Dividend payments	(4,292)	(3,984)	(8,582)	(8,004)
Purchase of treasury stock	(3,362)	(14,886)	(10,385)	(28,385)
Issuance of common stock	1	123	427	745
Net cash provided by (used for) financing activities	(22,916)	(5,972)	40,958	(11,100)

Net change in cash and cash equivalents	(8,528)	8,710	(17,663)	(20,449)
Cash and cash equivalents at beginning of period	20,633	1,826	29,768	30,985
Cash and cash equivalents at the end of period	$12,105	$10,536	$12,105	$10,536

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$14,932	$9,832

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$50,200	$35,004	$13,998	$36,579
Expenditures for property, plant and equipment	(33,495)	(19,291)	(68,883)	(43,894)
Free cash flow (1)	$16,705	$15,713	$(54,885)	$(7,315)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$38,927	$32,728	$21,531	$67,682
Non-cash stock-based compensation	2,193	2,436	4,404	4,449
Non-recurring, unusual or extraordinary expenses (income) (2)	1,200	—	1,200	—
Non-cash amortization from acquisitions	532	532	1,064	1,064
Non-recurring M&A costs	—	—	—	—
Benefit from income taxes relating to reconciling items	(762)	(498)	(1,227)	(933)
Adjusted Net Income	42,090	35,198	26,972	72,262
Interest expense, net	3,514	1,954	6,213	3,221
Income tax expense - Adjusted	13,907	11,053	8,351	20,763
Depreciation and amortization - Adjusted	18,630	17,580	37,200	34,893
Adjusted EBITDA	$78,141	$65,785	$78,736	$131,139

Sales	$453,479	$427,940	$790,308	$828,484

Adjusted EBITDA Margin (3)	17.2%	15.4%	10.0%	15.8%

(2) Includes a pre-tax loss of approximately $1.2 million related to the reduction of the Company's anticipated receivable related to the gain on the termination fee recorded upon the exit from the Oben alliance during the third quarter of 2023

(3) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$38,927	$32,728	$21,531	$67,682
Adjusted Net income (non-GAAP)	42,090	35,198	26,972	72,262

Weighted-average number of common shares outstanding - basic	26,839,429	27,494,555	26,859,044	27,547,874
Dilutive effect of equity awards and other stock-based holdings	310,918	618,847	392,282	800,392
Weighted-average number of common shares outstanding - diluted	27,150,347	28,113,402	27,251,326	28,348,266

EPS - Basic	$1.45	$1.19	$0.80	$2.46
EPS - Diluted	$1.43	$1.16	$0.79	$2.39
Adjusted EPS - Basic (non-GAAP)	$1.57	$1.28	$1.00	$2.62
Adjusted EPS - Diluted (non-GAAP)	$1.55	$1.25	$0.99	$2.55

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024E	~$5	~$3	~$3	$27-$32	$38-$43	Ammonia

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.